EXHIBIT 23.3





G.  BRAD BECKSTEAD
-------------------------------
Certified Public Accountant

330 E.  Warm Springs
Las Vegas, NV   89119
702.257.1984
702.362.0540 (fax)


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


September 28, 2001


To Whom It May Concern:


I have issued my report dated February 12, 2001, accompanying the financial statements of Transportation Safety Lights, Inc., contained in the Form S-8 Registration Statement under the Securities Act of 1933. I consent to the use of the aforementioned report in the Form S-8 Registration Statement under the Securities Act of 1933, and to the use of my name as it appears under the caption "Experts".


Signed,

/s/ G.  Brad Beckstead

G.  Brad Beckstead, CPA